Item 77Q1(a)

Amended Schedule B, dated December 8, 2016, to the Declaration of Trust, dated November 5, 2004 (as amended May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement filed with the Securities and Exchange Commission on February 24, 2017 (Accession Number 0001193125-17-056506).